CERTIFICATE OF MERGER



                                       of



                                  DS Sub, Inc.

                            a Delaware Corporation,



                                 with and into



                         Delmarva Power & Light Company

                      a Delaware and Virginia Corporation





	DELMARVA POWER & LIGHT COMPANY, a corporation organized and

existing under and by virtue of the General Corporation Law of the State of

Delaware, and the Virginia Stock Corporation Act,

DOES HEREBY CERTIFY:



        FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger are as follows:



            NAME                                    STATE OF INCORPORATION

            ----                                    ----------------------

DS Sub, Inc.                                               Delaware

Delmarva Power & Light Company                       Delaware and Virginia



	SECOND:	That an agreement of merger among the parties to the

merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and their respective stockholders in accordance with the requirements of subsection (c) of Section 251 of the

General Corporation Law of the State of Delaware and the applicable provisions of the Virginia Stock Corporation Act.

        THIRD:  That the surviving corporation shall be Delmarva Power

& Light Company, a Delaware and Virginia corporation (the "Surviving

Corporation"), and the name of the Surviving Corporation shall be "Delmarva

Power & Light Company".



        FOURTH: That the certificate of incorporation and bylaws of

Delmarva Power & Light Company as in effect immediately prior to the effective time of the merger shall be the certificate of incorporation and bylaws of the Surviving Corporation.



        FIFTH:  That the executed agreement of merger is on file at an office of the Surviving Corporation.  The address of the office of the

Surviving Corporation at which a copy of the executed agreement of merger is on file is 800 King Street, Wilmington, Delaware, 19899.



        SIXTH:  That a copy of the agreement of merger will be

furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.



        SEVENTH:  That the effective date and time of the merger shall be

12:01 a.m. on March 1, 1998.



                                        Delmarva Power & Light Company



                                        By: /s/ Barbara S. Graham

                                            -------------------------

					    Barbara S. Graham

					    Senior Vice President and

					    Chief Financial Officer





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